Cayman Office

Appleby (Cayman) Ltd.

71 Fort Street

PO Box 190

Grand Cayman KY1-1104

Cayman Islands

Tel +1 345 949 4900

applebyglobal.com

LumiraDx Limited c/o Ocorian Trust (Cayman) Limited PO Box 1350, Windward 3, Regatta Office Park Grand Cayman KY1-1108 Cayman Islands	Exhibit 5.1 Email dbennett@applebyglobal.com Direct Dial +1 345 814 2980 Tel +1 345 949 4900 Fax +1 345 949 4901 Appleby Ref 446571.0013

4 May 2023

LumiraDx Limited (Company)

INTRODUCTION

This opinion as to Cayman Islands law is addressed to you in connection with the filing by the Company of a registration statement on Form F-3, on 4 May 2023 (Registration Statement) with the U.S. Securities and Exchange Commission (SEC) under the U.S. Securities Act of 1933, as amended to date (Securities Act) relating to up to US$100,000,000 of securities to be issued and sold by the Company from time to time. Such securities to comprise (together, the Securities):

(a)	common shares, par value US$0.0000028 each, of the Company (Common Shares);

(b)	preferred shares, par value US$0.0000028 each, of the Company (Preferred Shares);

(c)

warrants to purchase Common Shares or Preferred Shares (Warrants) to be issued under warrant agreements to be entered into between the Company and one or more warrant agents or other persons for such Warrants thereunder (the Warrant Agreements);

(d)

rights to purchase Common Shares, Preferred Shares, Warrants or Units (Rights) to be issued under rights agreements, standby underwriting agreements or other arrangements to be entered into between the Company and one or more underwriters or other persons for such Rights thereunder (the Rights Agreements); and

(e)

units comprising one or more Common Shares, Preferred Shares, Warrants or Rights in any combination (Units) to be issued under unit agreements and supplemental agreements to be entered into between the Company and one or more unit agents or other persons for such Units thereunder (the Unit Agreements).

OUR REVIEW

For the purposes of giving this opinion we have examined and relied upon the Registration Statement and the documents listed in Part 2 of Schedule 1 and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth herein. We have not examined any other documents, even if they are referred to in the Registration Statement.

For the purposes of giving this opinion we have carried out the Litigation Search described in Part 3 of Schedule 1.

We have not made any other enquiries concerning the Company and in particular we have not investigated or verified any matter of fact or opinion (whether set out in the Registration Statement or elsewhere) other than as expressly stated in this opinion.

Unless otherwise defined herein, capitalised terms have the meanings assigned to them in Schedule 1.

LIMITATIONS

Our opinion is limited to, and should be construed in accordance with, the laws of the Cayman Islands at the date of this opinion. We express no opinion on the laws of any other jurisdiction.

This opinion is limited to the matters stated in it and does not extend, and is not to be extended by implication, to any other matters. We express no opinion on the commercial implications of the Registration Statement or Securities or whether they give effect to the commercial intentions of the parties. Further, we express no opinion as to any matter pertaining to the contents of the Registration Statement other than as expressly stated herein with respect to the issue of the Securities.

This opinion is given solely for the benefit of the addressee in connection with the matters referred to herein and, except with our prior written consent it may not be transmitted or disclosed to or used or relied upon by any other person or be relied upon for any other purpose whatsoever, save as, and to the extent provided, below.

A copy of this opinion may be provided (a) where required by law or judicial process and (b) for the purpose of information only to the addressee’s affiliates, professional advisers, auditors, insurers and regulators.

ASSUMPTIONS AND RESERVATIONS

We give the following opinions on the basis of the assumptions set out in Schedule 2 (Assumptions), which we have not verified, and subject to the reservations set out in Schedule 3 (Reservations).

OPINIONS

1.	Incorporation and Status: The Company is duly incorporated as an exempted company incorporated with limited liability and existing under the laws of the Cayman Islands and is a separate legal entity.

2.	Good Standing: The Company is validly existing and in good standing with the Registrar of Companies of the Cayman Islands.

3.

Common Shares: With respect to each issue of Common Shares (including any Common Shares duly issued upon the exchange, exercise or conversion of Securities that are exchangeable or exercisable for, or convertible into, Common Shares), when (i) the board of directors of the Company (Board) has taken all necessary corporate action to approve the issue thereof, the terms of the offering thereof and related matters; (ii) the issue of such Common Shares has been recorded in the Company’s register of members (shareholders); and (iii) the provisions of the applicable definitive purchase, underwriting or similar agreement approved by the Board and any relevant prospectus supplement have been satisfied and the subscription price of such Common Shares specified therein (being not less than the par value of the Common Shares) has been fully paid, the Common Shares will be duly authorised, validly issued, fully paid and non-assessable.

4.

Preferred Shares: With respect to each issue of Preferred Shares (including any Preferred Shares duly issued upon the exchange, exercise or conversion of Securities that are exchangeable or exercisable for, or convertible into, Preferred Shares), when (i) the Board has taken all necessary corporate action to approve the creation and terms of the Preferred Shares and the issue thereof, the terms of the offering thereof and related matters; (ii) the issue of such Preferred Shares has been recorded in the Company’s register of members (shareholders); and (iii) the provisions of the applicable definitive purchase, underwriting or similar agreement approved by the Board and any relevant prospectus supplement have been satisfied and the subscription price of such Preferred Shares specified therein (being not less than the par value of the Preferred Shares) has been fully paid, the Preferred Shares will be duly authorised, validly issued, fully paid and non-assessable.

5.

Warrants: With respect to each issue of Warrants, when (i) the Board has taken all necessary corporate action to approve the creation and terms of the Warrants and to approve the issue thereof, the terms of the offering thereof and related matters; (ii) a Warrant Agreement relating to the Warrants shall have been duly authorised and validly executed and delivered by and on behalf of the Company and all the relevant parties thereunder in accordance with all relevant laws; and (iii) the certificates representing the Warrants and the Warrants have been duly executed, countersigned, registered, authenticated, issued and delivered (as and when applicable) in accordance with the Warrant Agreement relating to the Warrants and the applicable definitive purchase, underwriting or similar agreement approved by the Board and any relevant prospectus supplement, and upon payment of the consideration therefor provided therein, such Warrants will be duly authorised, issued and delivered and will constitute binding obligations of the Company, enforceable against the Company in accordance with their terms.

6.

Rights: With respect to each issue of Rights, when (i) the Board has taken all necessary corporate action to approve the creation and terms of the Rights and to approve the issue thereof, the terms of the offering thereof and related matters; (ii) a Rights Agreement relating to the Rights shall have been duly authorised and validly executed and delivered by and on behalf of the Company and all the relevant parties thereunder in accordance with all relevant laws; and (iii) the certificates representing the Rights and the Rights have been duly executed, countersigned, registered, authenticated, issued and delivered (as and when applicable) in accordance with the Rights Agreement relating to the Rights and the applicable definitive purchase, underwriting or similar agreement approved by the Board and any relevant prospectus supplement, and upon payment of the consideration therefor provided therein, such Rights will be duly authorised, issued and delivered and will constitute binding obligations of the Company, enforceable against the Company in accordance with their terms.

7.

Units: With respect to each issue of the Units, when (i) the Board has taken all necessary corporate action to approve the creation and terms of the Units and to approve the issue thereof and the Securities comprised in such Units, the terms of the offering thereof and related matters; (ii) a Unit Agreement relating to the Units shall have been authorised and duly executed and delivered by and on behalf of the Company and all the relevant parties thereunder in accordance with all relevant laws; (iii) in respect of any Common Shares or Preferred Shares which are components of the Units, the issue of such Common Shares or Preferred Shares has been recorded in the Company’s register of members (shareholders); (iv) in respect of any Warrants which are components of the Units, a Warrant Agreement relating to the Warrants shall have been duly authorised and validly executed and delivered by and on behalf of the Company and the warrant agent thereunder in accordance with all relevant laws; (v) in respect of any Rights which are components of the Units, a Rights Agreement relating to the Rights shall have been duly authorised and validly executed and delivered by and on behalf of the Company and all the relevant parties thereunder in accordance with all relevant laws; and (iv) the certificates representing the Units, the Units and any Securities which are components of the Units shall have been duly executed, countersigned, registered, authenticated, issued and delivered (in each case, as and when applicable), in accordance with (A) the applicable Unit Agreement relating to the Units, (B) the applicable Warrant Agreement relating to any Warrants which are components of the Units, (C) the applicable Rights Agreement relating to any Rights which are components of the Units and (D) the applicable definitive purchase, underwriting or similar agreement approved by the Board and any relevant prospectus supplement, and upon payment of the consideration therefor provided therein (being not less than the par value of any Common Shares or Preferred Shares which are components of the Units), such Units will be duly authorised, issued and delivered and will constitute binding obligations of the Company, enforceable against the Company in accordance with their terms.

8.

Registration Statement: The statements under the caption “Enforcement of Civil Liabilities” in the prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects and that such statements constitute our opinion.

9.	Winding Up and Litigation: Based solely upon the Litigation Search:

(a)	no court proceedings are pending against the Company; and

(b)

no court proceedings have been started by or against the Company for the liquidation, winding-up or dissolution of the Company or for the appointment of a liquidator, receiver, trustee or similar officer of the Company or of all or any of its assets.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the headings “Enforcement of Civil Liabilities” and “Legal Matters”. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the SEC promulgated thereunder, or Item 509 of the SEC’s Regulation S-K promulgated under the Securities Act.

This opinion may be used only in connection with the offer and sale of the Securities while the Registration Statement is effective.

Yours faithfully

/s/ Appleby (Cayman) Ltd.

Appleby (Cayman) Ltd.

Schedule 1

Part 1

The Registration Statement

1.	A PDF copy of the Registration Statement on Form F-3 dated 4 May 2023.

Part 2

Other Documents Examined

1.	A copy of the certificate of incorporation of the Company dated 24 August 2016 (Certificate of Incorporation).

2.	A copy of the certificate of good standing issued by the Registrar of Companies in respect of the Company dated 28 April 2023 (Certificate of Good Standing).

3.	A copy of the amended and restated memorandum of association and articles of association of the Company adopted on 28 September 2021 (together the Constitutional Documents).

4.	A copy of the minutes of a meeting of the board of directors of the Company held on 2 May 2023 (the Board Resolutions);

5.	A copy of the Register of Directors and Officers of the Company dated 28 April 2023 (Register of Directors and Officers).

6.	A copy of the results of the Litigation Search.

Part 3

Searches

1.

An on-line search, conducted at 9:00 am on 28 April 2023 and updated at 11:32 am on 2 May 2023, of the entries and filings shown and otherwise available for inspection in respect of the Company in the Register of Writs and other Originating Process maintained at the Clerk of the Courts Office in George Town, Cayman Islands for the period of at least 12 months immediately preceding the date of such search (Litigation Search).

Schedule 2

Assumptions

We have assumed:

1.

(i) that the originals of all documents examined in connection with this opinion are authentic, accurate and complete; and (ii) the authenticity, accuracy, completeness and conformity to original documents of all documents submitted to us as copies;

2.

that there has been no change to the information contained in the Registration Statement and the Certificate of Incorporation and that the Registration Statement and the Constitutional Documents remain in full force and effect and are unamended;

3.	that the signatures, initials and seals on all documents and certificates submitted to us as originals or copies of executed originals are authentic;

4.	that the Registration Statement does not differ in any material respects from any draft of the same which we have examined and upon which this opinion is based;

5.

that there is no contractual or other prohibition or restriction (other than as arising under Cayman Islands law) binding on the Company prohibiting or restricting it from entering into and performing its obligations under the Registration Statement and a duly authorised, executed and delivered Warrant Agreement, Rights Agreement or Unit Agreement;

6.

that the Warrant Agreements, the Rights Agreements and the Unit Agreements will be governed by and construed in accordance with the laws of New York and will be legal, valid, binding and enforceable against all relevant parties in accordance with their terms under the laws of the State of New York and all other relevant laws;

7.

that the Warrants, the Rights and the Units will be governed by and construed in accordance with the laws of New York and will be legal, valid, binding and enforceable against all relevant parties in accordance with their terms under the laws of the State of New York and all other relevant laws (other than, with respect to the Company, the laws of the Cayman Islands);

8.

that the choice of the laws of the State of New York as the governing law of the Warrant Agreements and the Warrants, the Rights Agreements and the Rights and the Unit Agreements and the Units has, will have, been made in good faith and would be regarded as a valid and binding selection which will be upheld by the courts of the State of New York and any other relevant jurisdiction (other than the Cayman Islands) as a matter of the laws of the State of New York and all other relevant laws (other than the laws of the Cayman Islands);

9.

the capacity, power, authority and legal right of all parties under all relevant laws and regulations (other than, with respect to the Company, the laws and regulations of the Cayman Islands) to enter into, execute, unconditionally deliver and perform their respective obligations under the Warrant Agreements and the Warrants, the Rights Agreements and the Rights and the Unit Agreements and the Units;

10.

that all necessary corporate action will be taken by the Board to authorise and approve any issuance of Securities (including, without limitation, the designation, powers, preferences, rights, qualifications, limitations and restrictions of Preferred Shares) and the terms of the offering of such Securities thereof and other related matters and that the applicable definitive purchase, underwriting or similar agreement will be duly approved, executed and delivered by or on behalf of the Company and all other parties thereto;

11.

that no monies paid to or for the account of the Company in respect of the Securities represent or will represent proceeds of criminal conduct or criminal property or terrorist property (as defined in the Proceeds of Crime Act (As Revised) and the Terrorism Act (As Revised) respectively);

12.

the truth, accuracy and completeness of all representations and warranties or statements of fact or law (other than as to the laws of the Cayman Islands in respect of matters upon which we have expressly opined) made in the Registration Statement and any other documents reviewed by us;

13.

the accuracy, completeness and currency of the records and filing systems maintained at the public offices where we have searched or enquired or have caused searches or enquiries to be conducted, that such search and enquiry did not fail to disclose any information which had been filed with or delivered to the relevant body but had not been processed at the time when the search was conducted and the enquiries were made, and that the information disclosed by the Litigation Search is accurate and complete in all respects and such information has not been materially altered since the date and time of the Litigation Search;

14.	that none of the Company’s directors or its registered office has received any notice of any litigation or threatened litigation to which the Company is or may be party;

15.

that (i) the Registration Statement is in the form of the document approved in the Board Resolutions, (ii) any meeting at which the Board Resolutions were passed was duly convened and had a duly constituted quorum present and voting throughout,

(iii) all interests of the directors of the Company on the subject matter of the Board Resolutions, if any, were declared and disclosed in accordance with the law and Constitutional Documents, (iv) the Board Resolutions have not been revoked, amended or superseded, in whole or in part, and remain in full force and effect at the date of this opinion, and will be in full force and effect at any time when the Securities are issued, offered or sold and that no action will be taken by the Company inconsistent with such Board Resolutions and (v) the directors of the Company have concluded that the issue and sale of the Securities and such other transactions approved by the Board Resolutions are bona fide in the best interests of the Company and for a proper purpose of the Company;

16.

that the Register of Directors and Officers accurately reflects the names of all directors and officers of the Company as at the date the Board Resolutions were passed or adopted, the date the Registration Statement was executed and as at the date of this opinion;

17.

that there is no matter affecting the authority of the directors of the Company to effect entry by the Company into the Registration Statement including breach of duty, lack of good faith, not disclosed by the Constitutional Documents or the Board Resolutions, which would have any adverse implications in relation to the opinions expressed in this opinion;

18.

that there are no records of the Company, agreements, documents or arrangements other than the Constitutional Documents, the Board Resolutions and the documents expressly referred to herein as having been examined by us which materially affect, amend or vary the transactions contemplated in the Registration Statement or restrict the powers and authority of the directors of the Company in any way which would affect opinions expressed in this opinion;

19.

that upon issue of any shares (including the Common Shares and Preferred Shares) the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof;

20.	that no invitation has been or will be made by or on behalf of the Company to the public in the Cayman Islands to subscribe for any of the Securities;

21.	that on the date of issue of any Common Shares or Preferred Shares the Company shall have sufficient authorised but unissued share capital available;

22.

that on the date of allotment (where applicable) and issuance of any Securities the Company is, and after such allotment and issuance the Company is and will be, able to pay its liabilities as they become due;

23.

that the directors or members of the Company have not taken any steps to have the Company struck off or placed in liquidation, no steps have been taken to wind up the Company and no receiver has been appointed over any of the Company’s property or assets; and

24.	that there are no matters of fact or law (excluding matters of Cayman Islands law) which would affect the opinions expressed herein.

Schedule 3

Reservations

Our opinion is subject to the following:

1.

Enforcement: The term “enforceable” as used in this opinion means that there is a way of ensuring that each party performs an agreement or that there are remedies available for breach. The obligations assumed by the Company under the Warrant Agreements and the Warrants, the Rights Agreements and the Rights, and the Unit Agreements and the Units will not necessarily be enforceable in all circumstances in accordance with their terms. In particular, but without limitation:

(a)

enforcement and priority may be limited by laws relating to bankruptcy, insolvency, reorganisation, liquidation, court schemes, schemes of arrangements, moratoriums or other laws of general application relating to, or affecting the rights of, creditors and/or contributories;

(b)

enforcement may be limited by the principles of unjust enrichment or by general principles of equity and we express no opinion as to the availability of equitable remedies or as to any matters which are within the discretion of the courts of the Cayman Islands, even where such remedies are included in the documents (for example equitable remedies such as the grant of an injunction or an order for specific performance may not be available where liquidated damages are considered an adequate remedy);

(c)	claims may become barred by prescription or may be or become subject to defences of set-off, counterclaim, estoppel and similar defences;

(d)

obligations to be performed outside the Cayman Islands may not be enforceable in the Cayman Islands to the extent that performance would be illegal or contrary to public policy under the laws of that foreign jurisdiction;

(e)	enforcement may be limited to the extent that matters which we have expressly assumed in this opinion will be done, have not been done;

(f)	the enforcement of the obligations of the parties to the documents may be limited by the law applicable to obligations held to have been frustrated by events happening after their execution;

(g)	enforcement of obligations may be invalidated by reason of fraud, duress, mistake, misrepresentation or undue influence;

(h)

where the performance of payment obligations is contrary to the exchange control regulations of any country in the currency of which such amounts are payable, such obligations may not be enforceable in the Cayman Islands;

(i)	matters of procedure on enforcement of the documents and forum conveniens will be governed by and determined in accordance with the lex fori;

(j)	arrangements that constitute penalties will not be enforceable;

(k)

we reserve our opinion as to the enforceability of the relevant provisions of the Warrant Agreements, the Rights Agreements and the Unit Agreements to the extent that they purport to grant exclusive jurisdiction as there may be circumstances in which the courts of the Cayman Islands would accept jurisdiction notwithstanding such provisions;

(l)

a company cannot, by agreement or in its articles of association, restrict the exercise of a statutory power and there is doubt as to the enforceability of any provision in the Warrant Agreements, the Rights Agreements and the Unit Agreements whereby the Company covenants to restrict the exercise of powers specifically given to it under the Companies Act, including, without limitation, the power to increase its authorised share capital, amend its memorandum and articles of association or present a petition to a Cayman Islands court for an order to wind up the Company; and

(m)

if the Company becomes subject to Part XVIIA of the Companies Act, enforcement or performance of any provision in the Warrant Agreements, the Rights Agreements and the Unit Agreements which relates, directly or indirectly, to an interest in the Company constituting shares, voting rights or director appointment rights in the Company may be prohibited or restricted if any such relevant interest is or becomes subject to a restrictions notice issued under the Companies Act.

2.

Other Obligations: We express no opinion as to whether the acceptance, execution or performance of the Company’s obligations under the Registration Agreement, the Warrant Agreements, the Rights Agreements and Unit Agreements will result in the breach of or infringe any other agreement, deed or document (other than the Constitutional Documents) entered into by or binding on the Company.

3.

Severability: We reserve our opinion as to the extent to which the courts of the Cayman Islands would, in the event of any relevant illegality or invalidity, sever the relevant provisions of the Warrant Agreements and the Warrants, Rights Agreements

and the Rights, and Unit Agreements and Units and enforce the remainder of the such Warrant Agreements and Warrants, Rights Agreements and Rights or Unit Agreements and Units (as the case may be) or the transaction of which such provisions form a part, notwithstanding any express provisions in the Warrant Agreements and the Warrants, Rights Agreements and the Rights, and Unit Agreements and Units in this regard.

4.

Non-assessable: In this opinion the phrase “non-assessable” means, with respect to the Common Shares and Preferred Shares, that a member of the Company shall not, by virtue of its status as a member of the Company, be liable for additional assessments or calls on the Common Shares or Preferred Shares by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper use or other circumstance in which a court may be prepared to pierce or lift the corporate veil).

5.

Jurisdiction: Where any document provides for the submission to the exclusive or non-exclusive jurisdiction of the Cayman Islands courts, the court may decline to accept jurisdiction in any matter where (a) it determines that some other jurisdiction is a more appropriate or convenient forum; (b) another court of competent jurisdiction has made a determination in respect of the same matter; or (c) litigation is pending in respect of the same matter in another jurisdiction.

6.

Concurrent Proceedings: Proceedings may be stayed in the Cayman Islands if concurrent proceedings in respect of the same matter are or have been commenced in another jurisdiction. Notwithstanding any provision in the Documents that all disputes arising under or in connection with the Documents should be brought before the competent court in the jurisdiction specified in the Documents, a Cayman Islands court has discretion to refuse to stay proceedings in the Cayman Islands if it is satisfied that it is just and equitable to do so and may grant leave to serve Cayman Islands proceedings outside of the Cayman Islands

7.

Litigation Search: The Litigation Search is not conclusively capable of revealing whether or not there is any originating process, amended originating process pending or any appeal pending in proceedings in which any party is a defendant or respondent as notice of these matters might not be entered on the court registers immediately. The Litigation Search would not reveal any proceedings against any predecessor entities that may have merged with or into any party under the laws of any jurisdiction nor any proceedings against any of the parties in a name other than the relevant party’s current name.

8.	Summary Court Register: We have not examined the register of the summary court of the Cayman Islands on the basis that claims in such court are limited to a maximum of approximately US$24,000.

9.

Good Standing: Our opinion as to good standing is based solely upon receipt of the Certificate of Good Standing issued by the Registrar of Companies. The Company shall be deemed to be in good standing under section 200A of the Companies Act on the date of issue of the certificate if all fees and penalties under the Companies Act have been paid and the Registrar of Companies has no knowledge that the Company is in default under the Companies Act.

10.

Corporate Documents: The Registry of Companies in the Cayman Islands is not public in the sense that copies of the Constitutional Documents and information on shareholders is not publicly available and information on directors is limited. We have therefore obtained copies of the corporate documents specified in Schedule 1 and relied exclusively on such copies for the verification of such corporate information.

11.

Document with an “as of” Date: We express no opinion on the effectiveness of the date of any document which is dated as of or with effect from a date prior to that on which it is authorised, executed, and delivered by all parties thereto.

12.

Foreign Laws: We express no opinion as to the meaning, validity or effect of any references to foreign (i.e. non-Cayman Islands) statutes, rules, regulations, codes, judicial authority or any other promulgations and any references to them in the Registration Statement, the Warrant Agreements or the Warrants, the Rights Agreements or the Rights or the Unit Agreements or the Units.

13.

Documents Reviewed: We have not reviewed the terms of any Preferred Shares and we have not reviewed any of the Warrant Agreements or the Warrants to be issued thereunder, the Rights Agreements or the Rights to be issued thereunder, or the Unit Agreements or the Units to be issued thereunder and our opinions are qualified accordingly.